[LOGO]


                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Electronic Sensor Technology, Inc. of our report dated April 7, 2005, relating to the audited financial statements of Electronic Sensor Technology, Inc. as of and for the years ended December 31, 2004 and 2003 and for the period from July 12, 2000 (Date of Inception) to December 31, 2004, appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.


/s/ Manning Elliott

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada


                                                              June 29, 2005